As filed with the Securities and Exchange Commission on February 26, 1999





                                         Registration No. 333-



              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                     ____________________

                           FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ____________________

                        PUBLICARD, Inc.
    (Exact name of Registrant as specified in its charter)

        Pennsylvania                                23-0991870
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


           One Post Road, Fairfield, Connecticut 06430
            (Address of principal executive offices)



           AMAZING! CONTROLS, INC. 1997 STOCK PLAN

        OPTION AGREEMENT DATED AS OF FEBRUARY 11, 1999
           BETWEEN PUBLICARD, INC. AND DONALD WITMER

        OPTION AGREEMENTS DATED AS OF FEBRUARY 11, 1999
       BETWEEN PUBLICARD, INC. AND THE PERSONS NAMED IN
                NOTE (5) TO THE FEE TABLE BELOW
                     (Full title of plans)


                         JAMES J. WEIS
             President and Chief Executive Officer
                        PubliCARD, Inc.
                         One Post Road
                 Fairfield, Connecticut  06430
                        (203) 254-3900
              (Name, address and telephone number
                     of agent for service)
                      ____________________

                          Copies to:
                    JOEL I. GREENBERG, ESQ.
          Kaye, Scholer, Fierman, Hays & Handler, LLP
                        425 Park Avenue
                     New York, N.Y. 10022
                         (212) 836-8000
              CALCULATION OF REGISTRATION FEE


Title of        Amount to be  Proposed Maximum   Proposed Maximum    Amount of
Securities to   Registered    Maximum Offering   Aggregate Offering   Registra-
Registered                    Price Per Share(1)      Price(1)         tion Fee

Common Stock, par
value $.10 per
share                 3,941(2)       $1.43(3)         $5,653.16          $1.57


Common Stock, par
value $.10 per
share                 3,562(4)       $1.12            $3,989.44          $1.11


Common Stock, par
value $.10 per
share               250,000(5)       $9.75        $2,437,500.00        $677.63


Totals              257,503                       $2,447,142.66        $680.31



(1) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the exercise price of the options granted under the plan or relevant option agreements.

(2) Represents the total number of shares of common stock, par value $.10 per share, of PubliCARD, Inc. ("Common Stock") which may be issued upon exercise of outstanding stock options granted under the Amazing! Controls, Inc. 1997 Stock Plan which has been assumed by PubliCARD, Inc. pursuant to the Agreement and Plan of Merger dated as of February 11, 1999 among PubliCARD, Inc., ASCT Acquisition Corp., Amazing! Controls, Inc. ("Amazing") and certain stockholders of Amazing. No additional options will be granted under such plan.

(3)  Represents the average exercise price for outstanding options.

(4) Represents the total number of shares of Common Stock which may be issued upon exercise of stock options granted under an Option Agreement dated as of February 11, 1999 between PubliCARD, Inc. and Donald Witmer.

(5) Represents the total number of shares of Common Stock which may be issued upon exercise of stock options granted under separate Option Agreements dated as of February 11, 1999 between PubliCARD, Inc. and each of the following persons: (1) Donald Witmer, (2) Terry Warmbier, (3) Christopher Goeltner, (4) Chee Men Yu, (5) Robert Kowolik and (6) Daryl Stemm.

                          PART II

                  INFORMATION REQUIRED IN
                THE REGISTRATION STATEMENT

 Item 3.Incorporation of Documents by Reference.

     The following documents, or portions thereof, filed with the Securities and Exchange Commission (the "Commission") by PubliCARD, Inc., a Pennsylvania corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

      2. Amendment No. 1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, on Form 10-K/A.

      3. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

      4. The Company's Current Reports on Form 8-K, dated September 17, 1998, November 6, 1998 and December 7, 1998, as amended by the Company's Current Report on Form 8-K/A dated February 5, 1999.

      5. A description of the Company's Common Stock, par value $0.10 per share, which is included in a Registration Statement filed pursuant to the Exchange Act, including any amendments or reports which are filed for the purpose of updating such descriptions.

     All documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

 Item 4.  Description of Securities.

     Not applicable.

 Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

 Item 6.  Indemnification of Directors and Officers.

     The Pennsylvania Business Corporation Law (the "PBCL") permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding (other than an action by or in the right of the corporation (a "derivative action")), and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal proceeding in a third-party action, had no reasonable cause to believe his or her conduct was unlawful. The PBCL provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation under Pennsylvania law.

     Under the PBCL, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification or advancement of expenses may be entitled under the Company's By-laws or otherwise. Such contractual or other rights may require indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person both in connection with derivative actions and third-party actions, except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The PBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability.

     Under the Pennsylvania Associations Code, if a By-law adopted by the stockholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken or omitted unless the director both (i) breached or failed to perform the duties of his or her office under Pennsylvania law and (ii) the breach or failure constituted self dealing, willful misconduct or recklessness.

     Article V of the Company's By-laws provides for both the limitation of the monetary liability of the directors of the Company and for the mandatory indemnification of directors and officers.

     Under Article V of the Company's By-laws, a director will not be held personally liable to the Company, its stockholders or third parties for monetary damages as a consequence of any act or omission unless the director both (i) breached or failed to perform the duties of his or her office under Pennsylvania law and (ii) the breach or failure constituted self dealing, willful misconduct or recklessness.

     In addition, under Article V of the Company's By-laws a director, officer or, at the Board of Directors' discretion, employee or other person who is or was serving in any capacity at the request of or for the benefit of the Company, will be indemnified and held harmless by the Company for all actions taken by him or her and for all failure to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such director, officer, employee or other person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative. No indemnification is permitted where the act or failure to act by the person seeking to be indemnified constitutes willful misconduct or recklessness as determined by a court of competent jurisdiction.

     The Company currently maintains directors' and officers' liability insurance providing for coverage of up to $15,000,000. The Company's assets and equity, however, may be called upon to provide indemnification to officers and directors to the extent any indemnified amount exceeds the Company's liability insurance limit, or to the extent any matter required to be indemnified by the Company's By-laws falls outside the scope of the policy's coverage.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and officers pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 Item 7.  Exemption from Registration Claimed.

     Not applicable.

 Item 8.  Exhibits.

     The following are filed as exhibits to this registration statement:


Exhibits
                         Description


4.1 Amended and Restated Articles of Incorporation, amended and restated through November 2, 1998, of the Company. Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998.


4.2 By-laws of the Company. Incorporated by reference to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1990.


4.3    Amazing! Controls, Inc. 1997 Stock Plan.


4.4 Option Agreement, dated as of February 11, 1999, between PubliCARD, Inc. and Donald Witmer.


4.5 Option Agreements, dated as of February 11, 1999, between PubliCARD, Inc. and certain employees of Amazing! Controls, Inc., a subsidiary of PubliCARD, Inc. Exhibit includes a representative example of such option agreements together with a Schedule identifying the omitted option agreements and material differences from filed agreement.


5.1    Opinion of Schnader Harrison Segal & Lewis LLP.


23.1   Consent of Arthur Andersen LLP.


23.2   Consent of Schnader Harrison Segal & Lewis LLP (included in
       Exhibit 5.1 hereto).


24.1 Powers of Attorney (included on the signature page of this Registration Statement).


 Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Connecticut, on February 26, 1999.


                                        PUBLICARD, INC.


                                        By: /s/ James J. Weis
                                        James J. Weis
                                        President and Chief Executive Officer


     Power of Attorney. Each person whose signature appears below hereby authorizes each of James J. Weis and Antonio L. DeLise, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any post-effective amendment to this registration statement or any registration statement relating to this offering.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:
                                                            Date



/s/ James J. Weis                                      February 26, 1999
James J. Weis
Director, President and Chief Executive Officer
(principal executive officer)



/s/ Antonio L. DeLise                                  February 26, 1999
Antonio L. DeLise
Vice President and Chief Financial Officer
(principal financial and accounting officer)



/s/ Harry I. Freund                                    February 26, 1999
Harry I. Freund
Director and Chairman of the Board of Directors



/s/ Jay S. Goldsmith                                   February 26, 1999
Jay S. Goldsmith
Director and Vice Chairman of the Board of Directors



/s/ Clifford B. Cohn                                   February 26, 1999
Clifford B. Cohn
Director




/s/ David L. Herman                                    February 26, 1999
David L. Herman
Director



/s/ L. G. Schafran                                     February 26, 1999
L. G. Schafran
Director

                       EXHIBIT INDEX


Exhibit                   Document



4.1 Amended and Restated Articles of Incorporation, amended and restated through November 2, 1998, of the Company. Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998.

4.2 By-laws of the Company. Incorporated by reference to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1990.

4.3    Amazing! Controls, Inc. 1997 Stock Plan.

4.4 Option Agreement, dated as of February 11, 1999, between PubliCARD, Inc. and Donald Witmer.

4.5 Option Agreements, dated as of February 11, 1999, between PubliCARD, Inc. and certain employees of Amazing! Controls, Inc., a subsidiary of PubliCARD, Inc. Exhibit includes a representative example of such option agreements together with a Schedule identifying the omitted option agreements and material differences from filed agreement.

5.1    Opinion of Schnader Harrison Segal & Lewis LLP.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Schnader Harrison Segal & Lewis LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

                                                 EXHIBIT 4.3
                   AMAZING!  CONTROLS INC.

                       1997 STOCK PLAN


      1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

      2. Definitions. As used herein, the following definitions shall apply:

      (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

      (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

      (c)  "Board" means the Board of Directors of the Company.

      (d)  "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

      (f)  "Common Stock" means the Common Stock of the Company.

      (g)  "Company" means Amazing! Controls Inc., a California corporation.

      (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

      (i)  "Director" means a member of the Board of Directors of the Company.

      (j)  "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

      (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A
Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

      (l)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

           (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

      (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (q)  "Option" means a stock option granted pursuant to the Plan.

      (r) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

      (s) "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

      (t) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

      (u) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

      (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (w)  "Plan" means this 1997 Stock Plan.

      (x) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

      (y) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

      (z)  "Service Provider" means an Employee, Director or Consultant.

      (aa) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

      (bb) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.

      (cc) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3.  Stock Subject to the Plan.  Subject to the provisions of
Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 1,000,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4.  Administration of the Plan.

      (a)Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

      (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

            (i)    to determine the Fair Market Value;

            (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

            (iii) to determine the number of Shares to be covered by each such award granted hereunder;

            (iv)   to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

           (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

           (viii)  to initiate an Option Exchange Program;

           (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

           (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

           (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

      (c)Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

      5.  Eligibility.

      (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

      6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

      7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

      8.  Option Exercise Price and Consideration.

      (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

            (i)   In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii)  In the case of a Nonstatutory Stock Option

                    (A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any other Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

      (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

      9.  Exercise of Option.

      (a)   Procedure for Exercise; Rights as a Shareholder.  Any
Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Except in the case of Options granted to Officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and
(ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      10. Non-Transferability of Options and Stock Purchase Rights. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      11.  Stock Purchase Rights.

      (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Section
260.140.42 of Title 10 of the California Code of Regulations. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

      (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.
Except with respect to Shares purchased by Officers, Directors and Consultants, the repurchase option shall in no case lapse at a rate of less than 20% per year over five (5) years from the date of purchase.

      (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

      (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

      12.  Adjustments Upon Changes in Capitalization, Merger or Asset
Sale.

      (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

      13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

      14.   Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

      (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

      15.  Conditions Upon Issuance of Shares.

      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

      19. Information to Optionees and Purchasers. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

                                                 EXHIBIT 4.4

                      OPTION AGREEMENT

     AGREEMENT, dated as of February 11, 1999, between PUBLICARD, INC., a Pennsylvania corporation with offices at One Post Road, Fairfield, Connecticut 06430 (the "Corporation"), and Donald Witmer, residing at 2006 Margot Place, San Jose, California, 95125 (the "Optionee").

     WHEREAS, the Corporation and the Optionee have entered into this Option Agreement pursuant to a certain Agreement and Plan of Merger (the "Merger Agreement") dated as of February 11, 1999 among the Corporation, ASCT Acquisition Corp. ("Acquisition Sub"), Amazing! Controls, Inc. (the "Target") and the security-holders of the Target named therein, pursuant to which Acquisition Sub shall merge with and into Target and Target shall become a wholly-owned subsidiary (the "Subsidiary") of the Corporation (the "Merger").

     WHEREAS, the Optionee is the holder of options to purchase shares of common stock in the Target (the "Target Options").

     WHEREAS, pursuant to the terms of the Merger Agreement, the Corporation desires to grant to the Optionee a nonqualified stock option to acquire shares of the Corporation's Common Stock (as hereinafter defined) in exchange for the Target Options held by the Optionee.

     WHEREAS, the Optionee desires to accept such option in exchange for his Target Options, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

      1. The Optionee is hereby granted an option to purchase from the Corporation, subject to and under the terms and conditions set forth in this Agreement, all or any part of 3,562 shares of common stock, par value $.10 per share of the Corporation (the "Common Stock"), at an exercise price equal to $1.12 per share (the "Exercise Price"). This option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. This option shall become exercisable as follows: (i) one-third of this option shall become exercisable upon the first anniversary of the date of this Agreement; (ii) one-third of this option shall become exercisable on the second anniversary of the date of this Agreement; and
(iii) one-third of this option shall become exercisable on the third anniversary of the date of this Agreement. The Optionee may purchase all or any part of the shares (but not fractions of a share) to which this option relates (to the extent then exercisable), at such time or times as he may desire, until this option expires. Unless sooner terminated as provided in this Agreement, this option shall expire at 5:00 P.M. Eastern Time on the fifth anniversary of the date of this Agreement (the "Expiration Time"), and any shares not purchased on or before such date may not thereafter be purchased hereunder.

      3. The Optionee shall exercise the option by delivering to the Corporation a written notice of exercise in substantially the form attached hereto as Exhibit A. Common Stock purchased pursuant to this Agreement shall be paid for in full in cash at the time of purchase or in shares of Common Stock surrendered to the Corporation or in a combination of cash or check and such shares. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. "Fair Market Value" means the average of the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on any established stock exchange or a national market system for the last five
(5) trading days prior to the date of determination, as reported in The Wall Street Journal. Upon receipt of payment and written notice of exercise, the Corporation shall deliver, without stock transfer tax to the Optionee or other person entitled to exercise the option, to the person exercising the option, a certificate or certificates for such shares. It shall be a condition to the performance of the Corporation's obligation to issue or transfer Common Stock upon exercise of this option that the person exercising this option pay, or make provision satisfactory to the Corporation for the payment of, any taxes (other than stock transfer taxes) which the Corporation is obligated to collect with respect to the issue or transfer of Common Stock upon exercise (including any federal, state or local withholding taxes).

      4. The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the option such number of shares of its Common Stock as shall be required for issuance and delivery upon the exercise of the option, and that such shares, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, and non-assessable. The Corporation covenants and agrees that it will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price of the option.

      5. This option is not transferable other than by will or the laws of descent and distribution. Any other transfer of this option (including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, of the option) shall be null and void and of no effect.

      6. This option shall be exercisable during the life of the Optionee only by the Optionee and the Optionee's guardian or legal representative and after death only by the Optionee's legal representative. Notwithstanding the following provisions of this Section 6, no option shall be exercisable after the Expiration Time.

     If the Optionee's employment with the Subsidiary terminates for any reason other than (i) Cause (as defined below), (ii) death or
(iii) Retirement (as defined below), the option may be exercised (to the extent it was exercisable immediately preceding such termination) until 30 days after the date of such termination. If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.

     If the Optionee's employment with the Subsidiary is terminated by the Subsidiary for Cause, the option shall terminate immediately upon such termination of employment, regardless of whether the option was exercisable immediately preceding such termination of employment. For the purposes of this Agreement, the term "Cause" shall mean (1) the willful failure by the Optionee to perform his required duties to the Subsidiary in any material respect, (2) gross negligence in the performance of his required duties to the Subsidiary, (3) the commission of a felony by the Optionee under the laws of the United States or any state thereof or any foreign country or subdivision thereof (whether or not in connection with his employment), (4) the willful engaging in misconduct by the Optionee which is materially injurious to the Subsidiary, monetarily or otherwise,
(5) breach of any confidential information, non-competition or employee inventions provisions contained in any employment contract, if any, entered into by the Optionee and (6) substance abuse, alcoholism, excessive use of alcoholic products and any use of a narcotic or controlled substance (other than as duly prescribed medication).

     Upon termination of the Optionee's employment due to retirement at age 60 or older or disability (as hereinafter defined) (collectively, "Retirement"), the Optionee may exercise the option (to the extent it was exercisable immediately preceding such termination) until the expiration of three years after the date of such termination of employment (the "Retirement Expiration Time") . If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.

     Upon the death of the Optionee (i) while in active service with the Subsidiary or, (ii) if the Optionee's employment with the Subsidiary had terminated due to Retirement and the death of the Optionee occurred prior to the Retirement Expiration Time, the person or persons to whom the Optionee's rights under the option are transferred by will or the laws of descent and distribution may exercise the option until the expiration of 12 months after the date of the Optionee's death, but only to the extent the option was exercisable immediately preceding the Optionee's death. If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.

     For purposes of this Section 6, leaves of absence shall not be deemed terminations or interruptions of employment and the term
"disability" shall have the meaning provided in Section 22(e)(3) of the Code.

      7. If dividends payable in Common Stock during any fiscal year of the Corporation exceed an aggregate of 5% of the Common Stock issued and outstanding at the beginning of such fiscal year, or if, during any fiscal year of the Corporation, there is one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares outstanding at the beginning of the year, the number of shares available under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed, in the aggregate, 5% of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of this option. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

     In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a reorganization or liquidation of the Corporation, the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation hereunder, shall either (i) make appropriate provisions for the protection of this option by the assumption or substitution on an equitable basis of appropriate stock or other property of the Corporation, or appropriate stock or other property of the merged, consolidated or otherwise reorganized corporation, provided only that such substitution of options or other property shall comply with the requirements of Section 424 of the Code, or (ii) give written notice to the Optionee that his options, which will become immediately exercisable (if not already immediately exercisable), must be exercised within 30 days of the date of such notice (but not later than the Expiration Time) or they will be terminated.

      8. Following a Change in Control (as defined below) this option shall automatically become exercisable in full (if not already exercisable in full) upon the occurrence of either of the following events:

           (a) a significant change in the nature or scope of the authorities, powers, functions, or duties normally attached to the Optionee's position with the Subsidiary within a two-year period after a Change in Control, and the Optionee terminates his employment with the Subsidiary within 90 days after such change in title or duties; or

           (b) termination of the Optionee's employment by the Subsidiary without Cause within a two-year period after a Change in Control.

     In either of such events, notwithstanding the provisions of
Section 6 of this Agreement, the Optionee may exercise the option, within three years after the date of such termination of employment (but not later than the Expiration Time); provided, however, that upon the death of the Optionee within this three-year period, the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution may exercise the option within 12 months after the date of the Optionee's death (but not later than the Expiration Time).

     For purposes of this Agreement, "Change in Control" shall be deemed to occur:

           (a) if any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 25 percent or more of the combined voting power of the Corporation's then outstanding voting securities, provided, however, that for purposes hereof, no Change in Control shall be deemed to have occurred if prior to the acquisition of 25 percent of the combined voting power of the Corporation's then outstanding voting securities, the full Board of Directors of the Corporation shall have adopted, by not less than a two-thirds vote, a resolution specifically approving such acquisition; or

           (b) when a majority of the directors of the Corporation elected at any special or annual meeting of stockholders are not individuals nominated by the Corporation's incumbent Board of Directors or when individuals who are members of the Corporation's Board of Directors at any one time shall immediately thereafter cease to constitute a majority of the Corporation's Board of Directors.

      9. The grant and exercise of this option, and the Corporation's obligation to sell and deliver shares upon the exercise of this option, shall be subject to the requirement that, if at any time the Board of Directors of the Corporation shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option, the issue, transfer, or purchase of shares thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation. The Corporation shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law.

      10. This Agreement shall not give the Optionee any right with respect to continuance as an employee of the Subsidiary, nor shall it be a limitation in any way on any legal right which the Board of Directors of the Subsidiary, the Subsidiary's stockholders or an officer of the Subsidiary may have to terminate the Optionee as an employee at any time.

      11. The Optionee shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise of the option until the date a stock certificate is issued to the Optionee for such shares, and, except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      12. All notices hereunder shall be in writing, and if to the Corporation, shall be delivered personally to the Secretary of the Corporation or mailed to the address provided in the preamble of this Agreement, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address provided in the preamble of this Agreement. Such addresses may be changed at any time by notice from one party to the other.

      13. All decisions or interpretations made by the Board of Directors of the Corporation with regard to any question arising hereunder shall be binding and conclusive on the Corporation and the Optionee.

      14. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Corporation and, to the extent provided in Sections 6 and 8, the executors, administrators, legatees and heirs of the Optionee.

      15. The Stock Option Agreement dated June 9, 1997 between the Optionee and the Target, as amended by the Amendment to Stock Option Agreement entered into between the Optionee and the Target in January 1999 (collectively, the "Prior Option Agreement"), shall be terminated in their entirety and be of no further force and effect. This Agreement shall supersede the Prior Option Agreement in all respects.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             PUBLICARD, INC.

                                             By:   /s/ James J. Weis
                                             Name:  James J. Weis
                                             Title:    President


                                             OPTIONEE:

                                             /s/ Donald Witmer
                                             Name:   Donald Witmer

                                                   Exhibit A

                       EXERCISE NOTICE
     The undersigned, pursuant to an Option Agreement dated
___________, 1999 between the undersigned and PubliCARD, Inc. (the "Corporation"), hereby irrevocably elects to exercise purchase rights represented by said Option Agreement for, and to purchase thereunder, _______ shares of the Common Stock (the "Shares") of the Corporation covered by said Option Agreement and herewith makes payment in full therefor pursuant to Section 3 of such Option Agreement.
     The undersigned (i) hereby agrees, represents and warrants that he or she will not dispose of the Shares unless a registration statement under the Securities Act of 1933, as amended, covering the Shares is in effect or, in the opinion of counsel to the Corporation, an exemption from such registration is available, and (ii) hereby acknowledges that the number of shares hereafter subject to the Option Agreement referred to above is hereafter reduced by the number of shares which he or she has hereby elected to purchase.

                                 Very truly yours,


                                 _________________________________________
                                 [OPTIONEE]

                                 Social Security Number:___________________

                                 Address:__________________________________

                                 __________________________________________

Dated: _______________________

                                                                  EXHIBIT 4.5

                      OPTION AGREEMENT

     AGREEMENT, dated as of February 11, 1999, between PUBLICARD, INC., a Pennsylvania corporation with offices at One Post Road, Fairfield, Connecticut 06430 (the "Corporation"), and Donald Witmer, residing at 2006 Margot Place, San Jose, California, 95125 (the "Optionee").

     WHEREAS, the Corporation and the Optionee have entered into this Option Agreement pursuant to a certain Agreement and Plan of Merger (the "Merger Agreement") dated as of February 11, 1999 among the Corporation, ASCT Acquisition Corp. ("Acquisition Sub"), Amazing! Controls, Inc. (the "Target") and the security-holders of the Target named therein, pursuant to which Acquisition Sub shall merge with and into Target and Target shall become a wholly-owned subsidiary (the "Subsidiary") of the Corporation (the "Merger").

     WHEREAS, the Optionee is an employee of the Target and pursuant to the Merger Agreement, the Corporation desires to grant to the Optionee a nonqualified stock option to acquire shares of the Corporation's Common Stock (as hereinafter defined) to encourage the Optionee to remain an employee of the Subsidiary.

     WHEREAS, the Optionee desires to accept such option, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

      1. The Optionee is hereby granted an option to purchase from the Corporation, subject to and under the terms and conditions set forth in this Agreement, all or any part of 125,000 shares of common stock, par value $.10 per share of the Corporation (the "Common Stock"), at an exercise price equal to $9.75 per share (the "Exercise Price"). This option is not intended to be treated as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. This option shall become exercisable as follows: (i) one-third of this option shall become exercisable upon the first anniversary of the date of this Agreement; (ii) one-third of this option shall become exercisable on the second anniversary of the date of this Agreement; and
(iii) one-third of this option shall become exercisable on the third anniversary of the date of this Agreement. The Optionee may purchase all or any part of the shares (but not fractions of a share) to which this option relates (to the extent then exercisable), at such time or times as he may desire, until this option expires. Unless sooner terminated as provided in this Agreement, this option shall expire at 5:00 P.M. Eastern Time on the fifth anniversary of the date of this Agreement (the "Expiration Time"), and any shares not purchased on or before such date may not thereafter be purchased hereunder.

      3. The Optionee shall exercise the option by delivering to the Corporation a written notice of exercise in substantially the form attached hereto as Exhibit A. Common Stock purchased pursuant to this Agreement shall be paid for in full in cash at the time of purchase or in shares of Common Stock surrendered to the Corporation or in a combination of cash or check and such shares. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. "Fair Market Value" means the average of the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on any established stock exchange or a national market system for the last five
(5) trading days prior to the date of determination, as reported in The Wall Street Journal. Upon receipt of payment and written notice of exercise, the Corporation shall deliver, without stock transfer tax to the Optionee or other person entitled to exercise the option, to the person exercising the option, a certificate or certificates for such shares. It shall be a condition to the performance of the Corporation's obligation to issue or transfer Common Stock upon exercise of this option that the person exercising this option pay, or make provision satisfactory to the Corporation for the payment of, any taxes (other than stock transfer taxes) which the Corporation is obligated to collect with respect to the issue or transfer of Common Stock upon exercise (including any federal, state or local withholding taxes).

      4. The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the option such number of shares of its Common Stock as shall be required for issuance and delivery upon the exercise of the option, and that such shares, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, and non-assessable. The Corporation covenants and agrees that it will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price of the option.

      5. This option is not transferable other than by will or the laws of descent and distribution. Any other transfer of this option (including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, of the option) shall be null and void and of no effect.

      6. This option shall be exercisable during the life of the Optionee only by the Optionee and the Optionee's guardian or legal representative and after death only by the Optionee's legal representative. Notwithstanding the following provisions of this Section 6, no option shall be exercisable after the Expiration Time.

     If the Optionee's employment with the Subsidiary terminates for any reason other than (i) Cause (as defined below), (ii) death or
(iii) Retirement (as defined below), the option may be exercised (to the extent it was exercisable immediately preceding such termination) until 30 days after the date of such termination. If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.

     If the Optionee's employment with the Subsidiary is terminated by the Subsidiary for Cause, the option shall terminate immediately upon such termination of employment, regardless of whether the option was exercisable immediately preceding such termination of employment. For the purposes of this Agreement, the term "Cause" shall mean (1) the willful failure by the Optionee to perform his required duties to the Subsidiary in any material respect, (2) gross negligence in the performance of his required duties to the Subsidiary, (3) the commission of a felony by the Optionee under the laws of the United States or any state thereof or any foreign country or subdivision thereof (whether or not in connection with his employment), (4) the willful engaging in misconduct by the Optionee which is materially injurious to the Subsidiary, monetarily or otherwise,
(5) breach of any confidential information, non-competition or employee inventions provisions contained in any employment contract, if any, entered into by the Optionee and (6) substance abuse, alcoholism, excessive use of alcoholic products and any use of a narcotic or controlled substance (other than as duly prescribed medication).

     Upon termination of the Optionee's employment due to retirement at age 60 or older or disability (as hereinafter defined) (collectively, "Retirement"), the Optionee may exercise the option (to the extent it was exercisable immediately preceding such termination) until the expiration of three years after the date of such termination of employment (the "Retirement Expiration Time") . If the option was not exercisable immediately preceding such termination of employment, the option shall terminate upon such termination of employment.

     Upon the death of the Optionee (i) while in active service with the Subsidiary or, (ii) if the Optionee's employment with the Subsidiary had terminated due to Retirement and the death of the Optionee occurred prior to the Retirement Expiration Time, the person or persons to whom the Optionee's rights under the option are transferred by will or the laws of descent and distribution may exercise the option until the expiration of 12 months after the date of the Optionee's death, but only to the extent the option was exercisable immediately preceding the Optionee's death. If the option was not exercisable immediately preceding the Optionee's death, the option shall terminate upon the Optionee's death.

     For purposes of this Section 6, leaves of absence shall not be deemed terminations or interruptions of employment and the term
"disability" shall have the meaning provided in Section 22(e)(3) of the Code.

      7. If dividends payable in Common Stock during any fiscal year of the Corporation exceed an aggregate of 5% of the Common Stock issued and outstanding at the beginning of such fiscal year, or if, during any fiscal year of the Corporation, there is one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares outstanding at the beginning of the year, the number of shares available under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed, in the aggregate, 5% of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of this option. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

     In case the Corporation is merged or consolidated with another corporation, or in case the property or stock of the Corporation is acquired by another corporation, or in case of a reorganization or liquidation of the Corporation, the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation hereunder, shall either (i) make appropriate provisions for the protection of this option by the assumption or substitution on an equitable basis of appropriate stock or other property of the Corporation, or appropriate stock or other property of the merged, consolidated or otherwise reorganized corporation, provided only that such substitution of options or other property shall comply with the requirements of Section 424 of the Code, or (ii) give written notice to the Optionee that his options, which will become immediately exercisable (if not already immediately exercisable), must be exercised within 30 days of the date of such notice (but not later than the Expiration Time) or they will be terminated.

      8. Following a Change in Control (as defined below) this option shall automatically become exercisable in full (if not already exercisable in full) upon the occurrence of either of the following events:

           (a) a significant change in the nature or scope of the authorities, powers, functions, or duties normally attached to the Optionee's position with the Subsidiary within a two-year period after a Change in Control, and the Optionee terminates his employment with the Subsidiary within 90 days after such change in title or duties; or

           (b) termination of the Optionee's employment by the Subsidiary without Cause within a two-year period after a Change in Control.

     In either of such events, notwithstanding the provisions of
Section 6 of this Agreement, the Optionee may exercise the option, within three years after the date of such termination of employment (but not later than the Expiration Time); provided, however, that upon the death of the Optionee within this three-year period, the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution may exercise the option within 12 months after the date of the Optionee's death (but not later than the Expiration Time).

     For purposes of this Agreement, "Change in Control" shall be deemed to occur:

           (a) if any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 25 percent or more of the combined voting power of the Corporation's then outstanding voting securities, provided, however, that for purposes hereof, no Change in Control shall be deemed to have occurred if prior to the acquisition of 25 percent of the combined voting power of the Corporation's then outstanding voting securities, the full Board of Directors of the Corporation shall have adopted, by not less than a two-thirds vote, a resolution specifically approving such acquisition; or

           (b) when a majority of the directors of the Corporation elected at any special or annual meeting of stockholders are not individuals nominated by the Corporation's incumbent Board of Directors or when individuals who are members of the Corporation's Board of Directors at any one time shall immediately thereafter cease to constitute a majority of the Corporation's Board of Directors.

      9. The grant and exercise of this option, and the Corporation's obligation to sell and deliver shares upon the exercise of this option, shall be subject to the requirement that, if at any time the Board of Directors of the Corporation shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option, the issue, transfer, or purchase of shares thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation. The Corporation shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law.

      10. This Agreement shall not give the Optionee any right with respect to continuance as an employee of the Subsidiary, nor shall it be a limitation in any way on any legal right which the Board of Directors of the Subsidiary, the Subsidiary's stockholders or an officer of the Subsidiary may have to terminate the Optionee as an employee at any time.

      11. The Optionee shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise of the option until the date a stock certificate is issued to the Optionee for such shares, and, except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      12. All notices hereunder shall be in writing, and if to the Corporation, shall be delivered personally to the Secretary of the Corporation or mailed to the address provided in the preamble of this Agreement, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address provided in the preamble of this Agreement. Such addresses may be changed at any time by notice from one party to the other.

      13. All decisions or interpretations made by the Board of Directors of the Corporation with regard to any question arising hereunder shall be binding and conclusive on the Corporation and the Optionee.

      14. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Corporation and, to the extent provided in Sections 6 and 8, the executors, administrators, legatees and heirs of the Optionee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          PUBLICARD, INC.

                                          By:     /s/ James J. Weis
                                          Name:  James J. Weis
                                          Title:    President


                                          OPTIONEE:

                                          /s/ Donald Witmer
                                          Name:   Donald Witmer

                                                   Exhibit A

                       EXERCISE NOTICE
     The undersigned, pursuant to an Option Agreement dated ___________, 1999 between the undersigned and PubliCARD, Inc. (the "Corporation"), hereby irrevocably elects to exercise purchase rights represented by said Option Agreement for, and to purchase thereunder, _______ shares of the Common Stock (the "Shares") of the Corporation covered by said Option Agreement and herewith makes payment in full therefor pursuant to
Section 3 of such Option Agreement.
     The undersigned (i) hereby agrees, represents and warrants that he or she will not dispose of the Shares unless a registration statement under the Securities Act of 1933, as amended, covering the Shares is in effect or, in the opinion of counsel to the Corporation, an exemption from such registration is available, and (ii) hereby acknowledges that the number of shares hereafter subject to the Option Agreement referred to above is hereafter reduced by the number of shares which he or she has hereby elected to purchase.
     Very truly yours,


                                      _______________________________________
                                      [OPTIONEE]

                                      Social Security Number:________________

                                      Address:_______________________________

                                      _______________________________________
Dated: _______________________


                        Schedule to Exhibit 4.5

     Attached to this Schedule is the Option Agreement dated as of February 11, 1999 between PubliCARD, Inc. and Donald Witmer, which is a representative example of the Option Agreements dated as of February 11, 1999 between PubliCARD, Inc. and certain employees of Amazing! Controls, Inc., a subsidiary of PubliCARD, Inc. (the "Option Agreements"). The Option Agreements, which (other than the one attached to this Schedule) are set forth below, are substantially identical to the agreement attached to this Schedule except for the name of the optionee, his or her address and the number of shares of PubliCARD, Inc. Common Stock underlying the options reflected thereby as set forth below (other than addresses):



Agreement                      Name of Optionee        PubliCARD, Inc. Shares
                                                       issuable upon exercise
                                                            of the options

Option Agreement dated
as of February 11, 1999          Terry Warmbier                 25,000


Option Agreement dated
as of February 11, 1999       Christopher Goeltner              25,000


Option Agreement dated
as of February 11, 1999            Chee Men Yu                 25,000


Option Agreement dated
as of February 11, 1999           Robert Kowolik               25,000


Option Agreement dated
as of February 11, 1999           Daryl Stemm                  25,000

                                                 EXHIBIT 5.1

                               February 26, 1999


PubliCARD, Inc.
One Post Road
Fairfield, CT  06430

                     Re: PubliCARD, Inc.

Ladies and Gentlemen:

     We have acted as special counsel to PubliCARD, Inc., a Pennsylvania corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 257,503 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), (i) 3,941 of which may be issued upon the exercise of stock options granted pursuant to the Amazing! Controls, Inc. 1997 Stock Plan (the "Plan"), (ii) 3,562 of which may be issued upon the exercise of stock options granted pursuant to the Option Agreement dated as of February 11, 1999 between the Company and Donald Witmer, and (iii) 250,000 of which may be issued upon the exercise of stock options granted pursuant to substantially identical Option Agreements dated as of February 11, 1999 between the Company and each of the persons listed on Schedule A attached hereto (collectively, the "Option Agreements"). The Plan has been assumed by the Company and the Option Agreements have been entered into pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 11, 1999, among the Company, ASCT Acquisition Corp., Amazing! Controls, Inc. ("Amazing") and certain stockholders of Amazing.

     In connection with the above, we have reviewed the Company's articles of incorporation, its by-laws, resolutions adopted by its Board of Directors, the Registration Statement and its related Prospectus, the Merger Agreement, the Plan, the Option Agreements and such other documents and proceedings as we have deemed appropriate.

     On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms set forth in the Plan and the Option Agreements and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

     Our opinion set forth above is based as to matters of law solely on applicable provisions of the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/SCHNADER HARRISON SEGAL & LEWIS LLP
                                       SCHNADER HARRISON SEGAL & LEWIS LLP

                                                  SCHEDULE A

         Options to Purchase PubliCARD, Inc. Shares


Employee Name           Number of PubliCARD,
                        Inc. Shares issuable            Exercise Price
                        upon exercise of the options       Per Share


Donald Witmer                     125,000                        $9.75


Terry Warmbier                     25,000                        $9.75


Christopher Goeltner               25,000                        $9.75


Chee Men Yu                        25,000                        $9.75


Robert Kowolik                     25,000                        $9.75


Daryl Stemm                        25,000                        $9.75


Total PubliCARD, Inc. Shares      250,000

                                                EXHIBIT 23.1


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of PubliCARD, Inc. on Form S-8 of our report dated January 30, 1998, included in PubliCARD, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and the incorporation by reference in this registration statement of our report dated November 6, 1998, on Tritheim Technologies as of and for the year ended December 31, 1997, included in PubliCARD, Inc.'s current report on Form 8-K/A filed on February 5, 1999.

                                       /s/ ARTHUR ANDERSEN LLP
                                       ARTHUR ANDERSEN LLP



Stamford, Connecticut
February 24, 1999